UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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Press Release
For immediate release

Invesco Announces Shareholder Approval for Reorganization of Select Funds
CONTACT:     Ivy McLemore 713-214-1904     ivy.mclemore@invesco.com

HOUSTON, April 2, 2012 — Invesco announced today that shareholders of each “Existing Fund” set forth below have approved an Agreement and Plan of Reorganization to merge into its corresponding “Acquiring Fund.” The reorganizations of the Existing Funds are expected to be completed by April 30, 2012.

Existing Fund	Acquiring Fund
Invesco High Income Municipal Fund	Invesco Van Kampen High Yield Municipal Fund
Invesco U.S. Mid Cap Value Fund	Invesco Van Kampen American Value Fund
The Shareholder Meeting for Invesco Capital Development Fund and Invesco Commodities Strategy Fund was adjourned until April 16, 2012 in order to solicit further votes. Any future adjournments will be posted to www.invesco.com/portal/site/us/home under the News heading.
As part of the reorganization activities, Invesco Capital Development Fund and Invesco High Income Municipal Fund will be placed in limited offering status prior to the open of business on April 16, 2012. Invesco Commodities Strategy Fund and Invesco U.S. Mid Cap Value Fund have been in limited offering since February 22, 2011, and November 22, 2010, respectively.
All investors who are invested in an Invesco fund during limited offering and remain invested in the fund may continue to make additional investments. Existing retirement plans may continue to add new participant accounts to the fund, but no new retirement plans will be considered.
About Invesco
Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in more than 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.
Invesco Advisers, Inc. is an investment adviser; it provides investment advisory services to individual and institutional clients and does not sell securities. Invesco Distributors, Inc. is the U.S. distributor for Invesco Ltd.’s retail mutual funds, exchange-traded funds and institutional money market funds and the subdistributor for its STIC Global Funds. Both are wholly owned, indirect subsidiaries of Invesco Ltd.
Before investing, investors should carefully read the prospectus and/or summary prospectus and carefully consider the investment objectives, risks, charges and expenses. For this and more complete information about the fund(s), investors should ask their advisers for a prospectus/summary prospectus.
—Invesco—

Invesco
11 Greenway Plaza, Suite 2500
Houston, TX 77046-1173

www.invesco.com